Exhibit 10.1

SUBLEASE

          THIS SUBLEASE (this “Sublease”) is made as of the ___ day of _________, 2006, by and between SBC Telecom, Inc., a Delaware corporation (“Sublessor”) and ITEX Corporation, a Nevada corporation (“Sublessee”).

WITNESSETH:

          WHEREAS, Sublessor leases from Kenyon Center, LLC, as landlord (the “Landlord”), 7,035 rentable square feet on the first (1st) floor (the “Premises”) of the building commonly known as Kenyon Center, located at 3326 160th Avenue NE, Bellevue, Washington, 98008 (the “Building”) pursuant to that certain Net Office Lease dated January 28, 2000, as amended by that certain First Modification of Lease dated October 8, 2002, and by that certain Second Amendment to Lease dated February 15, 2005 (the “Second Amendment”) (as amended, the “Lease”), which said Lease is attached hereto as Exhibit A; and

          WHEREAS, Sublessee desires to sublet from Sublessor the entire Premises consisting of 7,035 rentable square feet, as shown on Exhibit B attached hereto and made a part hereof (the “Sublet Premises”); and

          WHEREAS, Sublessor desires to sublet the Sublet Premises to Sublessee and Sublessee desires to Sublet the Sublet Premises from Sublessor upon the terms and conditions contained herein.

          NOW, THEREFORE, the parties hereto, for themselves and their respective successors and assigns, in consideration of the premises and the covenants hereinafter contained and the sum of TEN DOLLARS ($10.00) to each party paid by the other, the receipt and sufficiency of which is hereby acknowledged, do covenant and agree as follows:

          1.            Term.  Sublessor hereby sublets to Sublessee and Sublessee hereby sublets from Sublessor the Sublet Premises on the terms and conditions set forth in this Sublease for the term (the “Term”) commencing on the later to occur of (i) February 1, 2007; (ii) the date when this Sublease has been fully executed and delivered by both Sublessor and Sublessee; and (iii) the date Landlord has executed and delivered to Sublessor any landlord consent agreement which may be required by either Sublessor or Landlord (the “Commencement Date”), and ending on April 30, 2010 (the “Expiration Date”), unless sooner terminated under the terms of the Lease or this Sublease. Sublessor and Sublessee agree to execute a document in the form substantially similar to that annexed hereto as Exhibit C which will delineate the following: the Commencement Date, the Expiration Date, and such other information as deemed reasonably required by Sublessor. Such amendment shall be executed within thirty (30) days after the Commencement Date.  Provided Sublessee is not in default of this Sublease beyond any applicable notice and cure period, Sublessor agrees it will not exercise its right to early termination under Section 2(f) of the Second Amendment.

          2.           Rent.

(a)

Beginning on the Commencement Date, Sublessee covenants and agrees to pay Sublessor during the Term of this Sublease base rent (the “Base Rent”), without deduction or offset and without notice or demand, at the Sublessor’s address, as set forth in Paragraph 14 hereof, or to such other entity or at such other place as Sublessor may from time to time designate in writing as follows:

	Monthly Base Rent Installment	Base Rent/RSF/Year

	$12,897.50	$22.00

(b)

In addition to Base Rent, in the event that, under any provision of the Lease, any additional rent or other charge shall be payable by Sublessor to Landlord because of extra services ordered by or activities undertaken by or on behalf of Sublessee with respect to the Sublet Premises (including but not limited to after hours HVAC costs or extra janitorial services) or on account of Sublessee’s default hereunder, then Sublessee shall pay to Sublessor such additional rent or other charge on demand by Sublessor (collectively, the “Additional Rent”).  The Base Rent and Additional Rent are collectively referred to hereinafter as the “Rent.”  Sublessee hereby agrees that any and all such requests for extra services and/or activities for the benefit of Sublessee shall be made by Sublessee in writing to Landlord, with a copy to Sublessor.  In no event shall Sublessor be responsible for any matter associated with the provision, or lack of provision, of any such extra services or activities.  Sublessor shall have the right to require that Sublessee provide a cash security deposit sufficient to cover the cost of such services prior to Landlord’s providing such services.

Without limiting the foregoing: (i) Sublessee shall not otherwise be responsible for Sublessor’s “Pro Rata Percent” of “Operating Costs,” as these terms are defined in the Lease, including, without limitation, Sublessor’s pro rata share of taxes and operating expenses of the Building which Landlord pays during any calendar or fiscal year, any portion of which is applied to the Premises during the Term because of or in connection with the ownership, leasing, or operation of the Premises; and (ii) the term “Additional Rent” as used in this Paragraph 2(b) shall not be construed to include Sublessor’s “Pro Rata Percent” of “Operating Costs,” and Sublessor shall remain fully liable and responsible to Landlord under the Lease for these costs.

(c)

The Rent shall be paid in advance, on the first day of each and every month throughout the Term of this Sublease. If Sublessee fails to pay any installment of Rent within ten (10) days after same is due, such unpaid amount shall bear interest from the due date until paid in full at a rate equal to the lesser of:  (a) the highest rate announced from time to time as the prime interest rate by Citibank, N.A. plus three (3) percentage points; or (b) the maximum legal rate allowed by law.  If Sublessee makes two (2) consecutive payments of Base Rent which are returned to Sublessor by Sublessee’s financial institution for insufficient funds, Sublessor may require, by giving written notice to Sublessee, that all future payments of Rent shall be made in cashier’s check or by money order.  The foregoing is in addition to any other remedies of Sublessor hereunder, at law or in equity.

          3.          Personal Property Taxes.  In addition to its obligations for payment of Rent, Sublessee shall pay, prior to delinquency, all taxes assessed against and levied upon trade fixtures, furnishing, equipment and all other personal property of Sublessee contained in the Sublet Premises.  Sublessee shall cause said trade fixtures, furnishings, equipment and all other personal property to be assessed and billed in Sublessee’s name, separately from the real and/or personal property of Sublessor or Landlord. If any of Sublessee’s said personal property shall be assessed with Sublessor’s property or Landlord’s property, then Sublessee shall pay the taxes attributable to Sublessee’s property within ten (10) days after receipt of a written statement setting forth the taxes applicable thereto. Sublessee covenants to promptly furnish to Sublessor proof of the payment of any such personal property taxes which are payable by Sublessee as provided in this Paragraph 3.

          4.          Security.  Simultaneously with its execution and delivery hereof, Sublessee shall deliver to Sublessor prepaid first month’s Rent in the amount of $12,897.50 and a cash security deposit in the amount of  $12,897.50 (the “Cash Security Deposit”).  The Cash Security Deposit shall be held by Sublessor as additional security for faithful and prompt performance of Sublessee’s obligations under this Sublease. In the event of a default under this Sublease, beyond all applicable notice and cure periods, Sublessor may, but shall not be obligated to, draw upon the Cash Security Deposit solely to the extent necessary to make good any arrearages in Rent and any other actual damage, injury, expense or liability caused to Sublessor by such default.  If Sublessor expends all or any part of the Cash Security Deposit to cure a default, then on notice from Sublessor to Sublessee, Sublessee shall immediately increase the amount of the Cash Security Deposit in an amount equal to the amount drawn by Sublessor.  The Cash Security Deposit shall not be deemed an advance payment of Rent or a measure of Sublessor’s damages for any default hereunder by Sublessee. To the extent Sublessor has not applied all of the Cash Security Deposit, as applicable, to cure one or more defaults under this Sublease then the Cash Security Deposit, as the same may have been drawn upon, shall be returned to Sublessee within forty-five (45) days after the expiration or earlier termination of this Sublease. In the event of any assignment of Sublessor’s interest in the Lease, Sublessor shall transfer the Cash Security Deposit to the assignee and Sublessor shall, thereupon, be released by Sublessee from all liability for the return of the Cash Security Deposit and, in such event, Sublessee agrees to look solely to the new Sublessor for the return of the Cash Security Deposit.

          Sublessee further covenants that it will not assign or encumber, or attempt to assign or encumber, its interest in the Cash Security Deposit and that neither Sublessor nor its successors or assigns shall be bound by any such assignment or encumbrance, or attempted assignment or attempted encumbrance.

          5.          Sublease and Assignment.  Sublessee shall not have the right to sublease or assign this Sublease or any part thereof, or suffer or permit the Sublet Premises or any part thereof to be occupied by others, by operation of law or otherwise, without the prior written consent of Sublessor and Landlord.  Any attempt by Sublessee to sublease or assign its interests under the Sublease without such prior written consent shall be void, of no effect, and constitute an Event of Default hereunder.  The consent of Sublessor shall not be unreasonably withheld, conditioned or delayed and Sublessor shall cooperate with Sublessee in pursuing Landlord’s consent.  If Sublessee should desire to assign this Sublease or sublease the Sublet Premises or any portion thereof, Sublessee shall give Sublessor written notice of such desire to make such assignment or effect such sublease.  At the time of giving such notice, Sublessee shall provide Sublessor with a copy of the proposed assignment or sublease document, and such information as Sublessor and Landlord may reasonably request concerning the proposed assignee or sublessee to assist Sublessor and Landlord in making an informed judgment regarding the financial condition, reputation, operation, and general desirability of the proposed assignee or sublessee.  Sublessor shall then have a period of thirty (30) days following receipt of such notice and such information within which to notify Sublessee in writing of whether Sublessor approves or disapproves of such request to sublease or assign its interest in the Sublease.

          Sublessor and Sublessee agree that, in the event of any approved assignment or subletting, the rights of any such assignee or sublessee of Sublessee herein shall be subject to all of the terms, conditions, and provisions of this Sublease and the Lease.  Sublessor may collect Rent directly from such assignee or sublessee and apply the amount so collected to the Rent herein reserved.  No such consent to or recognition of any such assignment or subletting shall constitute a release of Sublessee from further performance by Sublessee of covenants undertaken to be performed by Sublessee herein.  Further, Sublessee shall remain liable and responsible for all Rent and other obligations herein imposed upon Sublessee.  Sublessee shall pay all of Sublessor’s reasonable costs in connection with any such assignment or subletting, including, without limitation, reasonable attorneys fees, but in no event will such costs exceed $1,000.00 per assignment or sublet.  Consent by Sublessor to a particular assignment, sublease, or other transaction shall not be deemed a consent to any other or subsequent transaction.   If any Rent payable to Sublessee by any sublessee, assignee, licensee, or other transferee exceeds the Rent reserved herein, then Sublessee shall be bound and obligated to pay Sublessor one hundred percent (100%) of all such excess Rent within ten (10) days following receipt thereof by Sublessee from such sublessee, assignee, licensee, or other transferee, as the case might be, as Additional Rent.

          6.          Alterations.  Sublessee shall not make or suffer to be made any alterations, additions, or improvements, or attach any fixtures or equipment in, on, or to the Sublet Premises or any part thereof (“Alterations”), without the prior written consent of Sublessor and Landlord.  With respect to Sublessor’s consent, the same shall not be unreasonably withheld, conditioned or delayed.  Sublessor shall cooperate with Sublessee in pursuing Landlord’s consent.  When applying for such consent, Sublessee shall, at its own expense, if requested by either Sublessor or Landlord, furnish complete plans and specifications for such Alterations.

          In connection with any Alterations, Sublessee shall comply with all applicable provisions of the Lease in making any such Alterations, including, but not limited to any restoration obligations imposed thereunder; the same shall be constructed in accordance with all government laws, ordinances, rules and regulations. In addition, prior to construction of any such Alterations, Sublessee shall provide all such assurances to Landlord, including but not limited to, waivers of lien, surety company performance bonds and personal guaranties of individuals of substance as Landlord or Sublessor shall require to assure payment of the costs thereof and to protect Landlord and the Building and appurtenant land against any loss from any mechanic’s, materialmen’s or other liens.

          7.          Insurance.  Sublessee shall maintain, at its sole cost and expense, insurance coverages in such amounts, and with such an insurer holding such a Best’s Rating, which coverages and rating are as follows:

Coverages with an insurer(s) holding a Best’s Rating of A+ or higher with Financial Size of Class X or higher, and reasonably acceptable to Sublessor and Landlord, and in the following coverage amounts:

(i)

ISO Simplified Commercial General Liability Insurance.  The limits of liability of such insurance shall be an amount not less than Two Million and 00/100 Dollars ($2,000,000.00) per occurrence, Bodily Injury including death and Two Million and 00/100 Dollars ($2,000,000.00) per occurrence, Property Damage Liability or Two Million and 00/100 Dollars ($2,000,000.00) combined single limit for Bodily Injury and Property Damage Liability.  Such policies shall name Landlord and Sublessor as additional insureds with respect to this Sublease and the Lease; and

(ii)

Property insurance on Sublessee’s personal property, on a Special Causes of Loss-Replacement Cost basis.  This insurance shall include, but shall not be limited to, fire and extended coverage perils.  Such property insurance policy shall contain appropriate endorsements waiving the insurer’s right of subrogation against Sublessor and Landlord.

(iii)

Rental Value insurance in the name of Sublessor with loss payable to Sublessor, insuring the loss of the full Rent for one year with an extended period of indemnity for an additional 180 days.  Said insurance shall contain an agreed upon valuation provision in lieu of any coinsurance clause, and the amount of coverage shall be adjusted annually to reflect the projected Rent otherwise payable by Sublessee for the next twelve (12) month period;

(iv)

Loss of income and extra expense insurance in amounts as will reimburse Sublessee for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent lessees in the business of Sublessee or attributable to prevention of access to the Premises as a result of such perils; and

Each policy will provide that Landlord and Sublessor shall receive at least thirty (30) days’ prior written notice of cancellation or non-renewal of the policy.  Concurrently with its execution of this Sublease, Sublessee shall deliver to Sublessor a certificate of insurance evidencing the insurance coverage required hereunder.

          8.          Obligations.  Excluding the matters contained herein which will be governed by this Sublease, Sublessee agrees (i) to be bound by the terms and conditions of the Lease, (ii) to perform Sublessor’s obligations with respect to the Sublet Premises as set forth in the Lease with respect to periods on and after the Commencement Date, and (iii) to be subject to the terms and conditions of any Landlord consent to this Sublease. Sublessor shall in no event be obligated to perform Landlord’s obligations under the Lease or to enforce the terms, covenants, obligations and conditions on the part of, or to be performed by, Landlord under the Lease. With respect to the performance of obligations required of Landlord under the Lease, Sublessor’s sole obligation with respect thereto shall be to request the same for Sublessee, upon written request from Sublessee, and to use reasonable efforts to obtain the same from Landlord, but in no event shall Sublessor be obligated to incur any expense associated with such effort. Sublessor shall not be liable in damages, nor shall rent abate hereunder, for or on account of any failure by Landlord to perform the obligations and duties imposed on it under the Lease. No rights of Sublessor arising from the Lease are granted or assigned to Sublessee, including, but not limited to, any rights to renew, extend, surrender or terminate the Lease.

          9.          Condition and Use of the Sublet Premises; Preparation of Sublet Premises.

(a)

Sublessee agrees to accept the Sublet Premises in “AS IS” condition, and Sublessee agrees that it has inspected the Sublet Premises and acknowledges that no representations, express or implied, of any kind, with respect to the condition thereof have been made to Sublessee by Sublessor.

(b)

The Sublet Premises are to be used solely for general office purposes. Sublessee shall not do or permit anything to be done in or about the Sublet Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building or injure, annoy, or disturb them or allow the Sublet Premises to be used for any improper, immoral, unlawful, or objectionable purpose. Sublessee shall comply with all governmental laws, ordinances and regulations applicable to the use of the Sublet Premises and its occupancy and shall promptly comply with all governmental orders and directions for the correction, prevention and abatement of any violations in or upon, or in connection with, the Sublet Premises, all at Sublessee’s sole expense. Sublessee shall not do or permit anything to be done on or about the Sublet Premises or bring or keep anything into the Sublet Premises which will in any way increase the rate of, invalidate or prevent the procuring of any insurance protecting against loss or damage to the Building or any of its contents by fire or other casualty or against liability for damage to property or injury to persons in or about the Building or any part thereof. Sublessee shall use the Sublet Premises and any common areas of the Building in a careful, safe and proper manner and shall keep the Sublet Premises in a neat and sanitary condition and shall not commit or permit any nuisance or waste on or in, or about the Sublet Premises.  Sublessee shall dispose of all debris, trash and waste in compliance with all applicable laws and regulations.

(c)

Sublessee may enter upon the Sublet Premises during the period between the date hereof and the Commencement Date to complete the improvements as depicted and described on the attached Exhibit B and Exhibit B-1 and installation of furniture, equipment and other personal property within the Sublet Premises (the “Improvements”), which Improvements are approved by Sublessor under this Sublease and by Landlord under the Lease and shall be completed pursuant to the terms and conditions of Section 15 of the Lease.  Sublessee’s access to and activities in the Sublet Premises shall be in strict compliance with this Sublease and otherwise shall be subject to all of the terms and conditions of the Lease and this Sublease (including, without limitation, the indemnity and insurance provisions hereof) excluding however, Sublessee’s obligation to pay Rent.  Any expenses, permits, plans or municipal approvals required in connection with said Improvements will be the sole obligation of Sublessee at its own expense.  Neither review nor approval by Sublessor of any of the Improvements shall constitute a representation or warranty by Sublessor that such Improvements comply with applicable laws, ordinances, codes and regulations, it being expressly agreed by Sublessee that Sublessor assumes no responsibility or liability whatsoever to Sublessee or to any other person or entity for such completeness, suitability or compliance.  In the event that all of the Improvements are completed by January 1, 2007, Subtenant shall have the right to commence its business operations.

(d)

Sublessee and Sublessor hereby agree and acknowledge that Sublessee’s acceptance of the Sublet Premises shall include the acceptance of all of the workstations and general office furniture owned by Sublessor and located within the Sublet Premises as of the Commencement Date and listed on the attached Exhibit D (the “Furniture”) and that throughout the term of this Sublease, Sublessee shall be entitled to the use and enjoyment of the Furniture.  Provided that this Sublease is not terminated prior to the Expiration Date due to a Sublessee default and provided Sublessee is not in default, Sublessee shall become the owner of said Furniture just as if by Bill of Sale. Sublessee agrees that it shall accept the Furniture in its “AS IS” condition and acknowledges that no representation, express or implied, of any kind, with respect to the condition or suitability of the Furniture for use thereof have been made to Sublessee by Sublessor.  Sublessee shall maintain and repair the Furniture, in good and reasonable care and condition, reasonable wear and tear excepted, throughout the Term.  Sublessor shall have no obligation for repair or replacement of the Furniture.  Sublessor hereby acknowledges that Sublessee may desire to remove, discard and/or reconfigure some or all of the Furniture.  Sublessee may, at its discretion, reconfigure the Furniture within the Sublet Premises.  In the event Sublessee desires to remove or discard any portion of the Furniture from the Premises during the Term (such furniture as is to be removed or discarded hereinafter referred to as the “Abandoned Furniture”), Sublessee may do so after giving seven (7) days’ prior written notice to Sublessor.  Sublessor may, at its discretion, elect to retain the Abandoned Furniture and remove it from the Sublet Premises, provided however, that such Abandoned Furniture shall be removed by Sublessor within seven (7) days of receiving notice from Sublessee, and such removal of the Abandoned Furniture shall be performed by Sublessor at Sublessor’s sole cost and expense.  Unless Sublessor elects to retain and remove the Abandoned Furniture as set forth in this Paragraph 9(d), disassembly and removal of the Furniture shall be performed by Sublessee at its sole cost and expense.

          10.        Sublessee Default.  In the event that Sublessee (a) fails to pay Rent within five (5) business days after such Rent is due under the Sublease, (b) fails to cure a default of a non-monetary obligation within ten (10) business days after written notice; (c) fails to perform any of the Lease obligations with respect to the Sublet Premises that it will be responsible for pursuant to Paragraph 8 hereof; or (d) shall be adjudged bankrupt or insolvent or shall make an assignment for the benefit of creditors, or if a receiver or trustee of Sublessee’s property shall be appointed and not discharged within sixty (60) days, such occurrence shall be an event of default and Sublessor shall have any and all rights and remedies set forth in Paragraph 11 hereof, in addition to all rights and remedies available to it at law and equity, including the rights of Landlord described in the Lease.

          11.        Sublessor Remedies Upon Sublessee Default.

(a)

Sublessor shall have all rights and remedies of Landlord set forth in the Lease as against Sublessee, as if Sublessee were tenant under the Lease, and such rights as may be available at law or in equity.  In addition to such rights and remedies, and notwithstanding any such rights and remedies which may be contrary to those of Landlord in the Lease, upon the occurrence of any such event of default by Sublessee as described in or referred to in Paragraph 10 hereof (“Sublessee Default”), Sublessor, after providing written notice to Sublessee of the nature of the default, shall have the option to pursue any one or more of the following remedies concurrently or consecutively and not alternatively:

	(i)	Sublessor may, at its election, terminate this Sublease or terminate Sublessee’s right to possession only, without terminating the Sublease.

(ii)

Upon any termination of this Sublease, whether by lapse of time or otherwise, or upon any termination of Sublessee’s right to possession without termination of the Sublease, Sublessee shall surrender possession and vacate the Sublet Premises immediately, and deliver possession thereof to Sublessor, and Sublessee hereby grants to Sublessor full and free license to enter into and upon the Sublet Premises in such event and to repossess Sublessor of the Sublet Premises as of Sublessor’s former estate and to expel or remove Sublessee and any others who may be occupying or be within the Sublet Premises and to remove Sublessee’s signs and other evidence of tenancy and all other property of Sublessee therefrom without being deemed in any manner guilty of trespass, eviction or forcible entry or detainer, and without incurring any liability for any damage resulting therefrom, Sublessee waiving any right to claim damages for such re-entry and expulsion, and without relinquishing Sublessor’s right to rent or any other right given to Sublessor under this Sublease or by operation of law.

(iii)

Upon any termination of this Sublease, whether by lapse of time or otherwise, Sublessor shall be entitled to recover as damages, all Rent, including any amounts treated as Additional Rent under this Sublease, and other sums due and payable by Sublessee on the date of termination, plus Sublessor shall also be entitled to recover as liquidated damages and not as a penalty, an amount equal to the sum of: (a)  an amount equal to the then present value of the rent reserved in this Sublease for the remainder of the stated Term of this Sublease including any amounts treated as Additional Rent under this Sublease and all other sums provided in this Sublease to be paid by Sublessee, less any rent received from a new sublessee, if any;  (b) the value of the time and expense necessary to obtain a replacement tenant or tenants, and the estimated expenses relating to recovery of the Sublet Premises, preparation for reletting and for reletting itself; and (c) the cost of performing any other covenants which would have otherwise been performed by Sublessee.

	(iv)	Upon any termination of Sublessee’s right to possession only without termination of the Sublease:

(A)

Neither such termination of Sublessee’s right to possession nor Sublessor’s taking and holding possession thereof as provided shall terminate the Sublease or release Sublessee, in whole or in part, from any obligation, including Sublessee’s obligation to pay the Rent, including any amounts treated as Additional Rent, under this Sublease for the full Term, plus any other sums provided in this Sublease to be paid by Sublessee for the remainder of the Term.

(B)

Sublessor shall use reasonable efforts to relet the Sublet Premises or any part thereof for such rent and upon such terms as Sublessor, in its sole discretion, shall determine (including the right to relet the Sublet Premises for a greater or lesser term than that remaining under this Sublease, the right to relet the Sublet Premises as a part of a larger area, and the right to change the character or use made of the Sublet Premises). In connection with or in preparation for any reletting, Sublessor may, but shall not be required to, make repairs, alterations and additions in or to the Sublet Premises and redecorate the same to the extent Sublessor deems necessary or desirable, and Sublessee shall, upon demand, pay Sublessor’s expenses of reletting, including, without limitation, any commission incurred by Sublessor. If Sublessor decides to relet the Sublet Premises or a duty to relet is imposed upon Sublessor by law, Sublessor and Sublessee agree that nevertheless Sublessor shall at most be required to use only the same efforts Sublessor then uses to sublease premises in the Building generally and that in any case that Sublessor shall not be required to give any preference or priority to the showing or leasing of the Sublet Premises over any other space that Sublessor may be subleasing or have available and may place a suitable prospective tenant in any such other space regardless of when such other space becomes available. Sublessor shall not be required to observe any instruction given by Sublessee about any reletting or accept a replacement tenant offered by Sublessee unless such offered tenant has a credit-worthiness acceptable to Sublessor and leases the entire Sublet Premises upon terms and conditions including a rate of rent (after giving effect to all expenditures by Sublessor for subtenant improvements, broker’s commissions and other subleasing costs) all no less favorable to Sublessor than as called for in this Sublease.

(C)

Until such time as Sublessor shall elect to terminate the Sublease and shall thereupon be entitled to recover the amounts specified in such case herein, Sublessee shall pay to Sublessor upon demand the full amount of all Rent, including any amounts treated as Additional Rent under this Sublease and other sums reserved in this Sublease for the remaining Term, together with the costs of repairs, and Sublessor’s expenses of reletting and the collection of the rent accruing therefrom (including attorney’s fees and broker’s commissions), as the same shall then be due or become due from time to time, less only such consideration as Sublessor may have received from any reletting of the Sublet Premises; and Sublessee agrees that Sublessor may file suits from time to time to recover any sums falling due under this Paragraph 12 as they become due. Any proceeds of reletting by Sublessor in excess of the amount then owed by Sublessee to Sublessor from time to time shall be credited against Sublessee’s future obligations under this Sublease but shall not otherwise be refunded to Sublessee.

(b)

Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies provided in this Sublease or any other remedies provided by law or in equity (all such remedies being cumulative), nor shall pursuit of any remedy provided in this Sublease constitute a forfeiture or waiver of any Rent due to Sublessor under this Sublease or of any damages accruing to Sublessor by reason of the violation of any of the terms, provisions and covenants contained in this Sublease.

(c)

No act or thing done by Sublessor or its agents during the Term shall be deemed a termination of this Sublease or an acceptance of the surrender of the Sublet Premises, and no agreement to terminate this Sublease or accept a surrender of said Sublet Premises shall be valid, unless in writing signed by Sublessor.  No waiver by Sublessor of any violation or breach of any of the terms, provisions and covenants contained in this Sublease shall be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions and covenants contained in this Sublease. Sublessor’s acceptance of the payment of Rent or other payments after the occurrence of a Sublessee Default shall not be construed as a waiver of such Sublessee Default, unless Sublessor so notifies Sublessee in writing. Forbearance by Sublessor in enforcing one or more of the remedies provided in this Sublease upon the occurrence of a Sublessee Default shall not be deemed or construed to constitute a waiver of such Sublessee Default or of Sublessor’s right to enforce any such remedies with respect to such Sublessee Default or any subsequent Sublessee Default.

(d)

Any and all property which may be removed from the Sublet Premises by Sublessor pursuant to the authority of this Sublease, the Lease or of law or in equity, to which Sublessee is or may be entitled, may be handled, removed and/or stored, as the case may be, by or at the direction of Sublessor, but at the risk, cost and expense of Sublessee, and Sublessor shall in no event be responsible for the value, preservation or safekeeping thereof. Sublessee shall pay to Sublessor, upon demand, any and all expenses incurred in such removal and all storage charges against such property so long as the same shall be in Sublessor’s possession or under Sublessor’s control.  Any such property of Sublessee not retaken by Sublessee from storage within twenty (20) days after removal from the Sublet Premises shall, at Sublessor’s option, be deemed conveyed by Sublessee to Sublessor under this Sublease as by a bill of sale without further payment or credit by Sublessor to Sublessee.

          12.        Waiver of Recovery.  Notwithstanding anything stated in this Sublease to the contrary, Sublessor and Sublessee, for themselves and for their respective insurers, do hereby mutually release each other from any and all claims, demands, actions and causes of action that each may have or claim to have against the other (including, but not in limitation of the foregoing, all rights of subrogation accruing to any insurers of the parties) for loss of or damage to the property of the other, whether real or personal, caused by or resulting from any casualty of the type covered by fire or extended coverage insurance, based on coverage for 100% replacement cost, without regard for whether such insurance is then in effect, and  notwithstanding that any such loss or damage may be due to or result from the negligence of either of the parties or their respective officers, employees, or agents.  Sublessor and Sublessee will each endeavor to secure the inclusion in or an endorsement on any fire and extended coverage insurance policy insuring their respective property (whether real or personal) provisions by which a waiver of such subrogation is effected or authorized to be effected by the insured; provided, however, that a failure by either party to secure such inclusion or endorsement as aforesaid shall not in any manner affect the provisions of the above mutual release.

          13.        Indemnification.  Subject to Paragraph 12 above, Sublessee shall indemnify Sublessor and save Sublessor harmless from and against any and all claims, liability and expense for loss or damage suffered by Sublessor because of (i) the negligence, or willful misconduct of Sublessee, its agents, contractors or employees; (ii) any act or occurrence in the Sublet Premises unless caused by the negligence or willful misconduct of Sublessor, its agents, contractors or employees; and (iii) breach of this Sublease by Sublessee, its agents, contractors or employees including, but not limited to, losses caused to Sublessor under the Lease by Sublessee’s holdover under the Sublease.  Subject to Paragraph 12 above, Sublessor shall indemnify Sublessee and save Sublessee harmless from and against any and all claims, liability and expense, on behalf of any party for any bodily injury or property damage occurring in or about the Sublet Premises to the extent the damage or injury was caused by the negligence of Sublessor, its agents, contractors or employees.  Sublessee’s and Sublessor’s obligations under this Paragraph 13 shall survive the termination of the Sublease.

          14.        Notices.  Any notice, approval, request, consent, bill, statement or other communication required or permitted to be given, rendered or made by either party hereto, shall be in writing and shall be sent to the parties hereto by certified United States mail, postage prepaid, return receipt requested, or a nationally recognized overnight courier with proof of delivery at the following addresses:

Sublessor:	SBC Telecom, Inc.
c/o AT&T Services, Inc.
100 North Stoneman Avenue, Room 130
Alhambra, California 91801-3521
Attention: Real Property Manager

with a copy to:	AT&T Services, Inc.
175 E. Houston
San Antonio, Texas 78205
Attention: General Attorney – Real Estate

Sublessee:	ITEX Corporation
Attn: Steven White/CEO

Either Sublessor or Sublessee may, by notice to the other, change the address(es) to which notices are to be sent.  All notices shall be deemed effective upon receipt or upon refusal to accept delivery.

          15.        Consent.  Sublessee acknowledges that where consent of Landlord is required under the Lease, Sublessor’s consent is also required, which consent shall not be unreasonably withheld, or delayed. To the extent that any of the provisions of the Lease conflict with or are inconsistent with the provisions of this Sublease, whether or not such inconsistency is expressly noted herein, the provisions of the Lease shall in all instances prevail over the Sublease.

          16.        Access.  Sublessor shall have the right to enter upon or obtain access to the Sublet Premises or any part thereof without charge at all reasonable times upon reasonable prior notice to inspect the Sublet Premises, or to otherwise exercise or perform any of the rights or obligations of Sublessor under the Lease or this Sublease. At any time during the Term of this Sublease, Sublessor may, at Sublessor’s option, enter into and upon the Sublet Premises if Sublessor determines in its sole discretion that Sublessee is not acting within a commercially reasonable time to maintain, repair or replace anything for which Sublessee is responsible under this Sublease, or the Lease, and correct the same after providing written notice, without being deemed in any manner guilty of trespass, eviction or forcible entry and detainer and without incurring any liability for any damage or interruption of Sublessee’s business resulting therefrom. If Sublessee shall have vacated the Sublet Premises, has not paid Rent and is in default beyond any applicable cure period, Sublessor may at Sublessor’s option reenter the Sublet Premises at any time during the last six (6) months of the then current Term of this Sublease and make any and all such changes, alterations, revisions, additions and tenant and other improvements in or about the Sublet Premises as Sublessor shall elect, all without any abatement of any of the Rent otherwise to be paid by Sublessee under this Sublease.

          17.        Severability.  If any term or provision of this Sublease or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Sublease or the application of such term or provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby; and each term and provision of this Sublease shall be valid and be enforceable to the fullest extent permitted by law.

          18.        Brokers.  Each party represents to the other that, other than CB Richard Ellis, as Sublessor’s broker (“Sublessor’s Broker”) and Cushman & Wakefield, as Sublessee’s broker (“Sublessee’s Broker”), no broker participated in the negotiations leading to Sublessee’s rental of the Sublet Premises from Sublessor. Sublessor agrees to pay a commission to Sublessor’s Broker and to Sublessee’s Broker pursuant to separate agreement between Sublessor and Sublessor’s Broker.   Except as specified above, each party agrees to indemnify and hold the other party harmless from and against any claim or demand of any broker or agent who claims that he/she participated with that party in this transaction.

          19.        Parking.  Sublessor acknowledges and agrees that Sublessee shall be entitled to the same pro rata allocation of parking spaces that Landlord provides to Sublessor pursuant to the terms and conditions of the Lease at no charge therefor, which, per Section II of the Addendum to Lease is 4.4 vehicles per 1,000 usable square feet, which ratio includes four (4) covered parking stalls.

          20.        Holdover.  Notwithstanding anything stated in the Lease to the contrary, if Sublessee remains in possession of the Sublet Premises following the expiration of the term of this Sublease, Sublessee’s tenancy shall be deemed a tenancy at sufferance, subject to all of the terms, conditions, provisions and obligations of this Sublease and the Lease, except that during such period of holdover, the annual Rent shall be two hundred percent (200%) of the annual Rent for the last year of the Term.  Nothing contained in this Paragraph 20 shall affect or limit any of Sublessor’s rights or remedies under any provision of this Sublease, with Sublessee being liable for any damages incurred by Sublessor as a result of such holdover, including, without limitation, special and consequential damages.

          21.        Environmental.  During the Term of this Sublease, Sublessee shall not use, generate, manufacture, process, treat, store, release, or incorporate “Hazardous Materials” (as defined herein) into the Sublet Premises, the Premises, the Building, or into, on or under the Property or the land surrounding the Property, without prior written disclosure to and approval by Sublessor and Landlord.  Sublessee shall also, at its own cost, comply with all “Environmental Laws” (as defined herein) applicable to Sublessee and/or to the Sublet Premises.  For the purposes hereof “Environmental Laws” shall mean any applicable federal, state, county, regional or local statutes, laws, regulations, rules, ordinances, codes, standards, orders, licenses and permits of any governmental authorities relating to environmental, health or safety matters (including, without limitation, “Hazardous Materials,” as defined herein).  For the purposes hereof, “Hazardous Materials” shall mean any chemical, material or substance, exposure to which is prohibited, limited or regulated by any federal, state, county, regional or local authority or which even if not so prohibited, limited or regulated, poses a hazard to the health and safety of the occupants of the Building or the occupants of the area near the Building.  During the Term of this Sublease, Sublessee shall promptly provide Sublessor with copies of all summons, citations, directives, information inquiries or requests, notices of potential responsibility, notices of violation or deficiency, orders of decrees, claims, complaints, investigations, judgments, letters, notices of environmental liens or response actions in progress, and other communications, written or oral, actual or threatened, from any federal, state, or local agency or authority, or any other entity or individual, concerning (a) any release of a Hazardous Material; (b) the imposition of any lien on the Sublet Premises, the Premises, the Building, or the Property; or (c) any alleged violation of or responsibility under Environmental Laws.

          22.        Surrender of the Premises.  Sublessee, on the Expiration Date, shall peaceably surrender the Sublet Premises, in broom-clean condition and otherwise in as good condition as when Sublessee took possession, and in the condition required by the Lease, except for: (i) reasonable wear and tear, (ii) loss by fire or other casualty, and (iii) loss by condemnation.  Sublessee, at its sole cost and expense, shall remove all of its property, and any Alterations or Improvements required by Landlord to be removed, from the Sublet Premises on or before the Expiration Date and pay the cost of repairing all damage to the Sublet Premises or the Building caused by such removal.

          23.        Terms.  All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Lease.

          24.        Entire Agreement.  This Sublease, the Exhibits attached hereto, and the Lease, which has been incorporated herein by reference, contain the entire agreement between the parties concerning the Sublet Premises and shall supersede any other agreements between the parties concerning this matter, whether oral or written.  This Sublease shall not be modified, cancelled or amended except by written agreement, signed by both parties. The submission of this Sublease or some or all of its provisions for examination does not constitute an option or an offer to enter into this Sublease, it being understood and agreed that neither Sublessor nor Sublessee shall be legally bound hereunder unless and until this Sublease has been executed and delivered by both Sublessor and Sublessee, and then subject to the conditions hereof.

          25.        Counterparts.  This Sublease may be executed in several counterparts, all of which shall constitute one and the same instrument.  For the purposes of execution of this Sublease, a facsimile copy of a signed counterpart shall be deemed an original.

          26.        Binding Effect.  This Sublease shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

          27.        Governing Law.  This Sublease shall be governed by and construed in accordance with the internal laws of State or Commonwealth within which the Sublet Premises is located, except for the portion of such laws having to do with conflicts of laws.

          28.        Authority of Sublessee.  Sublessee represents and warrants to Sublessor that (a) it is a valid and existing corporation licensed to do business in the State or Commonwealth in which the Sublet Premises is located and (b) it has the power and authority to execute and deliver this Sublease and perform its obligations hereunder.

          29.        Waivers.  No waiver by any party of a breach of any provision of this Sublease, and no failure by any party to exercise any right or remedy relating to a breach of any provision of this Sublease, shall (a) constitute a waiver or relinquishment for the future of such provision, (b) constitute a waiver of or consent to any subsequent breach of such provision, or (c) bar any right or remedy of such party relating to any such subsequent breach.  The exercise by any party of any right or election under this Sublease shall not preclude such party from exercising any other right or election that it may have under this Sublease.

          30.        Time of the Essence.  Time is of the essence with each provision of this Sublease.

          31.        Signage.  Sublessee shall be entitled, at its sole cost and expense, to the same building standard directory and interior building signage that Landlord provides to Sublessor pursuant to the terms and conditions of the Lease.

          32.        Waiver of Trial by Jury.  Sublessor and Sublessee each agree to and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Sublease, the relationship of Sublessor and Sublessee, Sublessee’s use or occupancy of the Premises and/or any claim of injury or damage, and any statutory remedy.

          33.        Attorney Fees.  In the event legal proceedings are initiated to enforce any provision of this Sublease, to recover any rent due under this Sublease, for the breach of any covenant or condition of this Sublease, or for the restitution of the Premises to the Sublessor and/or eviction of the Sublessee, the prevailing party shall be entitled to recover, as an element of its cost of suit and not as damages, reasonable attorney fees and costs to be fixed by the court.

(Remainder of page intentionally left blank; signature page to follow)

          IN WITNESS WHEREOF, the parties have hereto executed this Sublease on the date first above written.

SUBLESSOR:
SBC TELECOM, INC.

By:	/s/ Francis C. Bishop

Its:	RE Director

SUBLESSEE:
ITEX CORPORATION

By:	/s/ Steven White

Its:	Chief Executive Officer

(Remainder of page intentionally left blank; acknowledgements to follow)

STATE OF ________________	:
: ss:
COUNTY OF ______________	:

          The foregoing Instrument was acknowledged before me this ___ day of _______, 2006 by ___________________ the ________________________ of SBC Telecom, Inc., a Delaware corporation who acknowledged the foregoing as his/her free act and deed, and that of the corporation.

Commissioner of the Superior Court/
Notary Public

STATE OF ________________	:
: ss:
COUNTY OF ______________	:

          The foregoing Instrument was acknowledged before me this ___ day of _______, 2006 by ___________________ the ________________________ of ITEX Corporation, a Nevada corporation who acknowledged the foregoing as his/her free act and deed, and that of the corporation.

Commissioner of the Superior Court/
Notary Public

EXHIBIT A

COPY OF LEASE

EXHIBIT B

SUBLET PREMISES

(on following page)

EXHIBIT B-1

SUBLESSEE’S IMPROVEMENTS

•	Demise 5 private offices.
•	Relocation and removal of workstations.
•	Construction of a glass relite wall in “Office 1” (as shown on Exhibit B), a glass panel in the entry door, and a reception station.

EXHIBIT C

COMMENCEMENT DATE AGREEMENT

          THIS COMMENCEMENT DATE AGREEMENT is made and entered into as of the ______ day of ________________________________,  2006, between Sublessor and Sublessee named below:

Sublessor:	SBC Telecom, Inc.

Sublessee:	ITEX Corporation

Building:	Kenyon Center
3326 160th Avenue NE
Bellevue, Washington, 98008

          WHEREAS, Sublessor and Sublessee executed a Sublease dated _______________ (the “Sublease”) by which Sublessee subleased 7,035 rentable square feet located in the Building; and

          WHEREAS, the Commencement Date, as defined in Paragraph 1 of the Sublease, has occurred; and pursuant to the Lease, Landlord and Tenant desire to confirm various dates relating to the Sublease.

          NOW, THEREFORE, Sublessor and Sublessee agree and acknowledge that the information set forth below is true and accurate.

Commencement Date:	_______________, 20___

Expiration Date:	April 30, 2010

          EXECUTED as a sealed instrument on the date first set forth above.

SUBLESSOR:
SBC TELECOM, INC.

By:

Its:

SUBLESSEE:
ITEX CORPORATION

By:

Its:

STATE OF ________________	:
: ss:
COUNTY OF ______________	:

          The foregoing Instrument was acknowledged before me this ___ day of _______, 2006 by ___________________ the ________________________ of SBC Telecom, Inc., a Delaware corporation who acknowledged the foregoing as his/her free act and deed, and that of the corporation.

Commissioner of the Superior Court/
Notary Public

STATE OF ________________	:
: ss:
COUNTY OF ______________	:

          The foregoing Instrument was acknowledged before me this ___ day of _______, 2006 by ___________________ the ________________________ of ITEX Corporation, a Delaware corporation who acknowledged the foregoing as his/her free act and deed, and that of the corporation.

Commissioner of the Superior Court/
Notary Public

EXHIBIT D

FURNITURE

•	One (1) conference room table with nineteen (19) leather chairs
•	One (1) round table with four (4) chairs
•	Twenty-two (22) high panel height cubicle workstations with twenty-six (26) chairs
•	Sixteen (16) low height panel cubicle workstations with ten (10) chairs
•	Seventeen (17) five foot (5’) tall file cabinets
•	Two (2) mobile white boards
•	Server racks and wiring